UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2021, the Board of Directors (the “Board”) of TRACON Pharmaceuticals, Inc. (the “Company”) appointed Carol Lam as a director of the Company. Ms. Lam will serve as a Class II director, with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders. Ms. Lam will not initially serve on any committees of the Board.

For more than a decade, Ms. Lam was Senior Vice President and deputy General Counsel of Qualcomm Incorporated ($23.5 billion in revenues), a multinational corporation specializing in wireless telecommunications systems and a leader in 5G technology, where she dealt with complex tax, antitrust and intellectual property issues in China, as well as matters involving intellectual property, privacy, employment, and antitrust laws in Europe. Ms. Lam worked hand-in-hand with the company’s government affairs team in building relationships in other countries to create positive business environments for the company’s products.  Ms. Lam currently serves as a consultant to Qualcomm.

Prior to joining Qualcomm, Ms. Lam served in an executive role in the government as the presidentially-appointed, Senate-confirmed United States Attorney for the Southern District of California, leading an office of more than 120 attorneys charged with enforcing federal criminal and civil laws. Prior to her appointment as U.S. Attorney, Ms. Lam was a Superior Court Judge and a federal prosecutor.

Past honors include the Health and Human Services Inspector General’s Award for Exceptional Achievement; the U.S. Attorney General’s Award for Distinguished Service and the U.S. Department of Justice award for Superior Performance as an Assistant United States Attorney; California’s Top 100 Attorneys and California’s Top 75 Women Litigators (Los Angeles Daily Journal); Outstanding Attorney of the Year by the San Diego County Bar Association; the National Asian Pacific American Bar Association’s Trailblazer Award; and Legal Momentum’s Women of Achievement Award. Ms. Lam serves on the boards of Stanford University (Audit Committee Chair), the La Jolla Symphony & Chorus (Audit Committee Chair), the National Association of Former U.S. Attorneys, and Stanford Women on Boards.

Pursuant to the Company’s non-employee director compensation policy and under the Company’s 2015 Equity Incentive Plan, Ms. Lam was granted a nonstatutory stock option to purchase 21,000 shares of the Company’s common stock in connection with her appointment to the Board, at an exercise price equal to $4.00, the closing market price per share of the Company’s common stock on the Nasdaq Capital Market on the date of grant, subject to vesting in three equal annual installments measured from the date of grant. Ms. Lam will also receive an annual cash retainer totaling $40,000 for her Board service, which is payable quarterly. The Company also entered into its standard form of indemnification agreement for directors and officers with Ms. Lam, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2021. The Company is not aware of any transaction involving Ms. Lam requiring disclosure under Item 404(a) of Regulation S-K.

On October 13, 2021, the Company issued a press release announcing the appointment of Carol Lam to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by TRACON Pharmaceuticals, Inc. on October 13, 2021.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer